SECURITIES AND EXCHANGE COMMISSION
                                              WASHINGTON, D.C.  20549
                                                     FORM 8-K
                                                  CURRENT REPORT

                                      Pursuant to Section 13 or 15(d) of the
                                          Securities Exchange Act of 1934



                                           Sierra Health Services, Inc.
-------------------------------------------------------------------------------

                         (Exact name of registrant as specified in its charter)



                                                 December 15, 2000
-------------------------------------------------------------------------------
                               Date of Report (Date of earliest event reported)




        Nevada                         1-8865                 88-0200415
    (State or other jurisdiction     (Commission              (I.R.S. Employer
   of incorporation)                 File Number)          Identification No.)


  2724 North Tenaya Way, Las Vegas, Nevada                      89128
(Address of principal executive offices)                      (Zip Code)

                                 (702) 242-7000
-------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5.  Other Events.
         -------------

                  On December 15, 2000, Sierra Health Services, Inc. ("Sierra") entered into an Amended and Restated Credit Agreement with a syndicate of banks for which Bank of America, N.A., is the Administrative Agent and Issuing Bank. Other lenders include First Union National Bank, Deutsche Bank, AG, Credit Lyonnais, Bank One, N.A., Wells Fargo Bank, N.A., and Union Bank of California, N.A. The new credit agreement amended Sierra's preceding credit agreement, which Sierra entered into in 1998. Sierra was not in compliance with the terms of the financial covenants in the preceding credit agreement and received a notice of default from its lenders on November 8, 2000 with respect to this non-compliance. As of the date of this report, Sierra is in compliance with the covenants under the Amended and Restated Credit Agreement.

Revolving Loans

                  The new credit agreement provides Sierra with a revolving credit facility of $185 million. The proceeds from revolving loans under the revolving credit facility may be used for general working capital and general corporate purposes. As of the date of this report, the facility was fully drawn.

                  The available amounts which Sierra can borrow under the credit facility will be reduced by specified amounts, on certain dates. If the total amount of outstanding loans exceeds the availability under the credit facility, as reduced, Sierra will be required to immediately prepay 100% of the excess amount.

                  Under certain additional circumstances, Sierra would be required to make prepayments of the loans, and the amount available to Sierra under the revolving credit facility would be reduced. For example, 80% of any excess cash flow that Sierra has in each year must be applied to a repayment of the loans and a reduction of the amount available under the revolving credit facility. In addition, if Sierra or a subsidiary of Sierra (other than an HMO subsidiary and certain other subsidiaries) engages in an asset sale or a sale and leaseback transaction (with the exception of certain assets specified in the new credit agreement), 80% of the cash proceeds (net of certain expenses) must be applied to a repayment of the loans and a reduction of the amount available under the revolving credit facility. Similarly, 80% of the cash proceeds (net of certain expenses) of certain equity issuances by Sierra's wholly-owned subsidiary, CII Financial, Inc., or a subsidiary of CII Financial, Inc. and 100% of the cash proceeds (net of certain expenses) of a debt issuance by Sierra (excluding CII Financial, Inc.) must be applied to a repayment of the loans and a reduction in the amount available under the revolving credit facility.

                  The credit facility terminates on September 30, 2003. On that date, Sierra will be required to repay the aggregate principal amount of the revolving loans outstanding.


Interest

                  Under the credit facility, revolving loans will bear interest at the applicable margin plus the greater of:

         *         0.5% per annum above the latest federal funds rate; or

         *         the  per annum prime lending rate of Bank of America, N.A.

                  The  applicable  margin  is  initially  1.75%.   However,  the
applicable margin may be increased or decreased in certain circumstances.

Fees

                  In connection with the credit facility, Sierra will pay certain customary fees, including agents' fees, commitment fees, and amendment fees.

Covenants

                  Subject to normal qualifications and exceptions, Sierra has certain covenants that, among other things, will restrict the ability of Sierra and its subsidiaries, including CII Financial, Inc., to dispose of assets, incur indebtedness, pay dividends, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, or make capital expenditures and which otherwise restrict certain corporate activities. In addition, under the senior credit facility, Sierra will be required to comply with specified financial ratios, as defined in the new credit agreement, including minimum interest coverage ratios and leverage ratios.

Events of Default

                  The credit facility may be terminated before September 30, 2003 upon the occurrence of an event of default. Upon the occurrence of an event of default, with certain limitations, Sierra's obligations under the new credit agreement which are at that time outstanding may become accelerated. Events of default under the credit facility consist of customary specified events. A default in payment on the debentures issued by CII Financial, Inc. would constitute an event of default. A bankruptcy proceeding or other similar event involving Sierra would also constitute an event of default.

Security

                  The payment and performance of Sierra's obligations under the credit facility are secured by:

         * liens on substantially all of Sierra's assets and the assets of Sierra's subsidiaries, other than CII Financial, Inc. and Sierra's other regulated subsidiaries;

         * a guaranty of Sierra's obligations thereunder by each of Sierra's subsidiaries, including CII Financial Inc., but excluding Sierra's insurance subsidiaries and its other regulated subsidiaries; and

         * other collateral arrangements, subject to pledge agreements, the security agreements, deeds of trust, and similar agreements between Sierra, Sierra's subsidiaries, and the lending banks.


Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.
                  -------------------------------------------------------------

                  (c) Exhibits.

                  Exhibit No.                                 Exhibit

                           1                         Amended and Restated Credit
                                                     Agreement, dated as of
                                                     December 15, 2000, among
                                                     Sierra Health Services,
                                                     Inc., as Borrower, Bank of
                                                     America, N.A., as
                                                     Administrative Agent and
                                                     Issuing Bank, First Union
                                                     National Bank, as
                                                     Syndication Agent, and
                                                     the other financial
                                                     institutions party hereto
                                                     (including exhibits)

                                                     Signature

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            SIERRA HEALTH SERVICES, INC.


                                            By: /S/ PAUL H. PALMER
                                               --------------------------------
                                               Paul H. Palmer
                                               Vice President of Finance,
                                               Chief Financial Officer and
                                               Treasurer
                                               (Principal Financial and
                                                Accounting Officer)




Dated:  December 22, 2000